SHEARMAN & STERLING
                                 Citicorp Center
                              153 East 53rd Street
                            New York, N.Y. 10022-4676
                                 (212) 848-4000



                                February 26, 1997




Cornerstone Properties Inc.
126 East 56th Street
New York, NY 10022

                       Certain Federal Income Tax Matters
                       ----------------------------------

Ladies and Gentlemen:

                  This opinion is delivered to you in our capacity as counsel to Cornerstone Properties Inc. (the "Company") in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to an offering of the Company's Common Stock, without par value with an aggregate public offering price of $700,000,000. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") as defined in section 856 of the Internal Revenue Code of 1986, as amended (the "Code").

                  In rendering the following opinions, we have examined the Articles of Incorporation and Bylaws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein. We have reviewed the Registration Statement and the documents incorporated by reference therein (the "Incorporated Documents") that describe the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates and certain officers thereof (including, without limitation, representations contained in a representation letter dated as of this date) regarding the manner in which the Company has been and will continue to be owned and operated. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Incorporated Documents continue to be true.

                  Based upon and subject to the foregoing and based upon the Code, the Regulations issued by the United States Treasury Department thereunder, court decisions, and rulings and other pronouncements of the Internal Revenue Service, all as in effect on the date hereof, we are of the opinion that:

                  (i) For the taxable years 1993, 1994 and 1995, the Company's organization and operations have conformed with the requirements for qualification and taxation as a REIT, and the Company's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT, and

                  (ii) The statements in the Incorporated Documents set forth under the caption "Federal Income Tax Considerations," to the extent constituting matters of law, summaries of legal matters, or legal conclusions, are accurate in all material respects.

                  Qualification of the Company as a REIT, however, will depend upon the Company's satisfaction annually of the various qualification tests imposed by the Code, and no assurance can be made that the Company will be able to satisfy or will actually satisfy these various qualification tests. We do not undertake to monitor whether the Company will, in fact, satisfy the various qualification tests, and we express no opinion whether the Company actually will satisfy these various qualification tests in the future.

                  This opinion is based on current federal income tax law, and we do not undertake to advise you as to any future changes in federal income tax law that may affect this opinion unless we are specifically engaged to do so.

                  This opinion relates solely to federal income tax law, and we do not undertake to render any opinion as to the qualification of the Company as a REIT under any state or local corporate franchise or income tax laws.

                  We hereby consent to the use of our name and opinions under "Certain Federal Income Tax Considerations" in the Registration Statement and the reference to our name under the heading "Legal Matters" in the Registration Statement.

                                                    Very truly yours,



                                                    /s/ Shearman & Sterling